UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Bravo Brio Restaurant Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bravo Brio Restaurant Group Board of Directors Reaffirms Recommendation to Proceed with Acquisition by an Affiliate of Spice Private Equity Ltd.

Board of Directors Unanimously Rejects Acquisition Proposal from Romano’s Macaroni Grill

Special Meeting of Shareholders On May 22 to Approve Transaction With Spice Private Equity Ltd.

Columbus, Ohio – May 15, 2018 – Bravo Brio Restaurant Group, Inc. (NASDAQ:BBRG) (“BBRG” or the “Company”), owner and operator of the BRAVO! Cucina Italiana and BRIO Tuscan Grille restaurant concepts, announced today that it has rejected an unsolicited proposal it received on May 9, 2018, from Romano’s Macaroni Grill (“Macaroni Grill”) to purchase all of the fully diluted outstanding common shares of BBRG for approximately $4.78 per share.

Macaroni Grill’s unsolicited proposal relies on significant third party financing (both debt and equity), including by Raven Capital Management LLC, which was a prior participant in the Company’s comprehensive review of strategic alternatives that led to BBRG’s entry into a definitive merger agreement on March 7, 2018 with an affiliate of Spice Private Equity Ltd. (“Spice”), under which the Spice affiliate will acquire BBRG in an all-cash transaction (the “Spice Merger Agreement”). Spice is a Swiss-investment company focused on private equity investments, which is controlled by GP Investments, Ltd. (“GP”), a leading private equity and alternative investment firm.

BBRG’s Board of Directors thoroughly evaluated Macaroni Grill’s proposal, including seeking clarifications from Macaroni Grill on the terms and conditions of its proposal and consulting with BBRG’s financial advisor and outside legal counsel. Following that evaluation, BBRG’s Board unanimously determined that the proposal did not constitute and would not reasonably be expected to result in a “Superior Proposal,” as defined in the Spice Merger Agreement and, accordingly, rejected the Macaroni Grill proposal.

The Board of Directors of BBRG continues to unanimously recommend that BBRG shareholders vote “FOR” the proposal to approve and adopt the Spice Merger Agreement.

In its May 9, 2018 proposal, Macaroni Grill indicated that it would be relying upon fully committed financing from third party equity and debt sources to finance the transaction and not utilizing Macaroni Grill’s own cash on hand or immediately available borrowing capacity. Macaroni Grill stated that it would promptly provide commitment papers and other documentation supporting Macaroni Grill’s financing plans. At the direction of the Company’s Board, on May 10th the Company’s representatives requested clarification of the terms and conditions of Macaroni Grill’s proposal, including copies of the referenced commitment papers. In response to that request, Macaroni Grill delivered highly-conditional and non-binding letters of financing support which were not enforceable by the Company. Macaroni Grill’s representatives also communicated at that time that a transaction between the Company and Macaroni Grill would be subject to an additional regulatory condition relating to receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which such condition is not applicable to the transactions contemplated by the Spice Merger Agreement. Macaroni Grill also failed to provide the Company with a proposed revised merger agreement that it would be prepared to execute to effect a transaction.

The Board has provided Macaroni Grill with ample time and opportunity to produce an actionable proposal with fully-committed financing, and Macaroni Grill has failed to do so. It is the belief of the Company’s Board that further pursuit of Macaroni Grill’s offer would be potentially harmful to the Company given the substantial liquidity constraints facing the Company as described in the Company’s most recent Quarterly Report and the significant potential negative impact to the Company’s shareholders, operations and employees in the event of a broken transaction. Accordingly, the Company’s Board continues to unanimously recommend that BBRG shareholders vote “FOR” the proposal to approve and adopt the Spice Merger Agreement.

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG’s brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”). COMPANY SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement was mailed to shareholders of the Company on or about April 20, 2018. Investors and security holders may obtain the documents free of charge at the SEC’s website, http://www.sec.gov. In addition, shareholders may obtain free copies of the documents at the Company’s website, www.bbrg.com, under the heading “Investors.”

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger is included in the proxy statement and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that an acquisition of the Company by Spice will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the ability and timing to obtain the approval of the Company’s shareholders and to satisfy other closing conditions to the merger agreement; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on the Company’s common shares because of the failure to complete the proposed transaction; the Company’s or Spice’s respective businesses experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities, both before and following consummation of the transaction; significant transaction costs which have been and may continue to be incurred related to the proposed transaction; and other risks and uncertainties described in the Company’s filings with the SEC. The Company, Spice and GP caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements represent the Company’s, Spice’s and GP’s judgment as of the date of this report, and the Company, Spice and GP undertake no obligation to update or revise them unless otherwise required by law.

Contacts for BBRG:

Investor Relations

Raphael Gross / Dara Dierks

(203) 682-8253 / (646) 277-1212

Media Relations

Jake F. Malcynsky

(203) 682-8375